UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2014 (July 18, 2014)
Date of Report (Date of earliest event reported)

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 100, Seattle, WA	98102
(Address of principal executive offices)	(Zip Code)

(206) 504-7278
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 18, 2014, the International Center for Dispute Resolution International Arbitration Tribunal issued a Final Award in the matter of TapImmune, Inc. vs. Michael Gardner awarding TapImmune $196,204 plus post-award interest at a rate of 9% per year. This award stems from TapImmune’s dispute with Gardner regarding a May 2012 consulting agreement entered into among the parties and whereby Gardner received 5.6 million shares of TapImmune’s common stock in exchange for services to be rendered. The arbitrator found that TapImmune was fraudulently induced into entering said agreement through “1) mis-representations as to what he would or could do for the Company, including raising funds, and 2) omissions about his reputation and ability to obtain or assist in obtaining financing for TapImmune” among others as more fully described in the attached exhibit.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Exhibits.

Exhibit	Exhibit Description

99.1	Final Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.
Date: July 22, 2014	By: /s/ Glynn Wilson Name: Glynn Wilson Title: Chairman and CEO